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                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                       THREE MONTHS ENDED SEPTEMBER 30, 1998
                                                    (UNAUDITED)

(Amounts in Thousands, Except Per Share Data)
                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, three months ended 9/30/1998 . . .  $12,563

Distributed earnings:
  Class A dividends declared . . . . . . . . .    2,229                             $ .155
  Class B dividends declared . . . . . . . . .    4,212                                           $ .160

Undistributed basic earnings . . . . . . . . .  $ 6,122           40,930              .150          .150
Basic Earnings Per Share . . . . . . . . . . .                                      $ .305        $ .310
Basic Earnings Per Share (rounded) . . . . . .                                      $ .31         $ .31

Dilutive effect of stock options . . . . . . .      (40)             249
Undistributed diluted earnings . . . . . . . .  $ 6,082           41,179              .148          .148
Diluted Earnings Per Share . . . . . . . . . .                                      $ .303        $ .308
Diluted Earnings Per Share (rounded) . . . . .                                      $ .30         $ .31

840,000 of the 1,846,000 average outstanding stock options were antidulitive, and were excluded from the dilutive computation for this period.

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                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                        THREE MONTHS ENDED SEPTEMBER 30, 1997
                                                    (UNAUDITED)

(Amounts in Thousands, Except Per Share Data)
                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, three months ended 9/30/1997 . . .  $13,029

Distributed earnings:
  Class A dividends declared . . . . . . . . .    2,074                             $ .14375
  Class B dividends declared . . . . . . . . .    3,925                                           $ .14500

Undistributed basic earnings . . . . . . . . .  $ 7,030            41,474             .16950        .16950
Basic Earnings Per Share . . . . . . . . . . .                                      $ .31325      $ .31450
Basic Earnings Per Share (rounded) . . . . . .                                      $ .31         $ .31

Dilutive effect of stock options . . . . . . .      (58)              398
Undistributed diluted earnings . . . . . . . .  $ 6,972            41,872             .16651        .16651
Diluted Earnings Per Share . . . . . . . . . .                                      $ .31026      $ .31151
Diluted Earnings Per Share (rounded) . . . . .                                      $ .31         $ .31

292,000 of the 1,608,000 average outstanding stock options were antidulitive, and were excluded from the dilutive computation for this period.

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                                                   Exhibit(11)